                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                MICROTUNE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO] Microtune

                               2201 Tenth Street
                              Plano, Texas 75074

Dear Stockholder:

   You are cordially invited to attend the 2002 annual meeting of stockholders of Microtune, Inc., which will be held on Thursday, April 17, 2002 at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086 at 4:00 p.m. (Central
Time).

   Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of the Stockholders and Proxy Statement.

   After careful consideration, the Company's Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote for each proposal.

   In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the annual meeting, you may revoke your proxy and vote in person.

   We look forward to seeing you at the annual meeting of stockholders.

                                          Sincerely,

                                          DOUGLAS J. BARTEK
                                          Chief Executive Officer
                                          and Chairman of the Board

   Plano, Texas
   March 18, 2002

                            YOUR VOTE IS IMPORTANT
    In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

                                MICROTUNE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD THURSDAY, APRIL 17, 2002

TO THE STOCKHOLDERS OF MICROTUNE, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Microtune, Inc., a Delaware corporation (the Company), will be held on Thursday, April 17, 2002 at 4:00 p.m., Central Time, at the Plano Station, 1012 16th Street, Suite 105 Plano, Texas 75086, for the following purposes:

    1. To approve an amendment to 2000 Director Option Plan (the Plan) that will affect the following changes:

      (i) increase the number of shares of our common stock subject to initial option grants under the Plan from 10,000 shares to 15,000 shares; and

      (ii) increase the number of shares of our common stock subject to subsequent option grant under the Plan on and after the date of this Annual Meeting of Stockholders from 5,000 to 7,500.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2002; and

    3. To transact such other business as may properly come before this Annual Meeting of Stockholders or at any and all continuation(s) or adjournment(s) thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record of our common stock at the close of business on February 28, 2002, are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

                      BY ORDER OF THE BOARD OF DIRECTORS

                                          Nancy A. Richardson
                                          Secretary

Plano, Texas
March 18, 2002

IMPORTANT: REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

GENERAL

   The enclosed Proxy is solicited on behalf of the Board of Directors of Microtune, Inc. (the Company or Microtune) for use at the Annual Meeting of Stockholders (the Annual Meeting) to be held Thursday, April 17, 2002, at 4:00 p.m., Central Time, or at any and all continuation(s) or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086. The Company's headquarters are located at 2201 10th Street, Plano, Texas 75074, and the telephone number is (972) 673-1600.

   These proxy solicitation materials were mailed on or about March 18, 2002, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

   Stockholders of record at the close of business on February 28, 2002 (the Record Date), are entitled to notice of, and to vote at the Annual Meeting. On the Record Date, 53,092,277 shares of the Company's common stock were issued and outstanding. For information regarding security ownership by management and more than 5% stockholders, see OTHER INFORMATION--Security Ownership of Certain Beneficial Owners and Management. The closing price of the Company's common stock on The Nasdaq Stock Market on the Record Date was $11.41 per share.

REVOCABILITY OF PROXIES

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock outstanding on the Record Date. Shares that are voted FOR or AGAINST a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum. Under the General Corporation Law of the State of Delaware, abstentions and broker non-votes are also included for purposes of determining whether a quorum of shares is present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

   Each share outstanding on the Record Date entitles its owner to one vote on all matters. Shares that are voted FOR or AGAINST as well as abstentions with respect to a matter are deemed to be the Votes Cast. Directors are elected by a plurality vote. The proposals described in this Proxy Statement will be approved only if they receive an affirmative vote of a majority of Votes Cast; in other words, each proposal must receive more votes FOR than votes AGAINST or abstentions.

   Therefore, abstentions will have the same effect as votes against each other proposal. However, since broker non-votes are not included in the tabulation of the voting results on the issues requiring approval of a majority of the Votes Cast, they have no effect with respect to the outcome of such votes.

VOTING AND SOLICITATION

   The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. Each share of common stock outstanding on the Record Date will be entitled to one vote on all matters. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

   Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted FOR each proposal. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

   This solicitation is being made by the Company and the cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. The Company expects to engage a proxy solicitor in connection with the Annual Meeting, and anticipates that the fees of such solicitor will be between $5,000 and $10,000. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, facsmilie or letter.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   Proposals of the Company's stockholders that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders (the 2003 Annual Meeting) must be received by the Company at its principal executive offices no later than 120 days prior to the anniversary of the date of this year's mailing, or November 18, 2002, in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to the 2003 Annual Meeting.

   If a stockholder intends to submit a proposal at the 2003 Annual Meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to the meeting, the stockholder must do so no later than 60 days before the date of the 2003 Annual Meeting.

BOARD OF DIRECTORS

   Microtune's Board of Directors is currently comprised of seven members, divided into three classes with overlapping three-year terms. As a result, a portion of Microtune's Board of Directors is designed to be elected each year. Douglas J. Bartek, Harvey B. (Berry) Cash and Walter S. Ciciora have been designated Class I directors, and their terms expire at the 2004 Annual Meeting of Stockholders. Jack D. Furst has been designated Class II director, and his term expires at this Annual Meeting. James H. Clardy, Eric Lindberg and William
P. Tai have been designated Class III directors, and their terms expire at the 2003 Annual Meeting of Stockholders.

   Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

   At the present time, two seats have been left empty by the retirement of Martin Englmeier and John P. Norsworthy in August 2001 and September 2001, respectively. Mr. Furst, a representative from Hicks Muse Tate & Furst which was formerly the largest stockholder of Microtune, has decided not to seek re-election to the Board of Directors. All three of these board seats will remain empty for the present time. It is the intention to replace one or more of these seats with industry experts.

           INCUMBENT CLASS III DIRECTORS WHOSE TERM EXPIRES IN 2003

                               Name       Age Position
                               ----       --- --------
                          James H. Clardy 67  Director
                          Eric Lindberg   30  Director
                          William P. Tai  38  Director

   James H. Clardy became a director of Microtune in August 1996. Mr. Clardy has been a venture partner of Austin Ventures, a venture capital firm, since January 1998. From October 1997 to January 1998, Mr. Clardy was a private consultant, and from October 1991 until October 1997, he was President of Crystal Semiconductor, a wholly-owned subsidiary of Cirrus Logic, Inc. He currently serves on the Board of Directors of several privately held companies. Mr. Clardy holds a B.S. in electrical engineering from the University of Tennessee.

   Eric Lindberg became a director of Microtune in August 2001 replacing Lawrence J. Stuart. Mr. Lindberg has been an associate of Hicks, Muse, Tate & Furst, Incorporated, a private investment firm, since August 1998. Mr. Lindberg also serves on the Board of Directors of Cablevision SA and several privately held companies. Mr. Lindberg holds a B.A. in economics and science from Denison University and a M.B.A. from Harvard Business School.

   William P. Tai became a director of Microtune in June 1998. Mr. Tai has been a general partner or managing director of Institutional Venture Partners, a venture capital firm, since July 1997. Mr. Tai also serves on the Board of Directors of 8x8, Inc., a provider of IP Telephony silicon and solutions, ImGo Inc., a listed company on the Hong Kong Stock Exchange focused on wireless, and Transmeta Corp., a provider of microprocessors, as well as several privately held companies including Chemconnect Inc., IPInfusion Inc., Kinetic Tide Inc., and RLX Technologies, Inc. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and an M.B.A. from Harvard Business School.

            INCUMBENT CLASS I DIRECTORS WHOSE TERM EXPIRES IN 2004

                 Name          Age               Position
                 ----          ---               --------
        Douglas J. Bartek      52  Chief Executive Officer and Chairman
        Harvey B. (Berry) Cash 63                Director
        Walter S. Ciciora      59                Director

   Douglas J. Bartek co-founded Microtune in May 1996 and has served as Chief Executive Officer and Chairman since that time. From April 1992 to May 1996, Mr. Bartek held various positions with Cirrus Logic, Inc., a semiconductor company, most recently as a Division President. Mr. Bartek has worked in the electronics industry since 1972, and has held senior management or engineering positions at Acumos, where he was President and CEO, VSLI Technology, Motorola and Honeywell. Mr. Bartek also serves as a director of several privately held companies. Mr. Bartek holds a B.S. in electrical engineering from the University of Texas at Austin and an M.S. in engineering and computer science and an M.B.A. from Arizona State University.

   Harvey B. (Berry) Cash became a director of Microtune in August 1996. Mr. Cash has been a general partner of InterWest Partners, a venture capital firm, since 1986, and is an advisor to Austin Ventures, a venture capital firm. He also currently serves on the Board of Directors of Airspan Networks, Inc., a provider of fixed wireless DSL equipment, Ciena Corporation, a designer and manufacturer of multiplexing systems for fiber optic networks, Liberte Investors Inc., an investment company, i2 Technologies, Inc., a provider of marketplace services, Silicon Laboratories Inc., an integrated circuit company, and several privately held companies. Mr. Cash holds a B.S. in electrical engineering from Texas A&M University and an M.B.A. from Western Michigan University.

   Walter S. Ciciora became a director of Microtune in November 1996. Mr. Ciciora has been an independent consultant for companies in the cable, television, consumer electronics and telecommunications industries since October 1993. Mr. Ciciora holds a B.S., M.S. and Ph.D. in electrical engineering from the Illinois Institute of Technology and an M.B.A. from the University of Chicago.

   There are no family relationships among any of the directors, officers or key employees of Microtune.

BOARD MEETINGS AND COMMITTEES

   The Board of Directors of the Company held eight meetings during the year ended December 31, 2001 and acted a number of times by unanimous written consent. Each director nominee and incumbent director who served as a director during 2001 attended no less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board of Directors on which such director served, if any, during 2001, except that Mr. Phillippe von Stauffenberg, who resigned from the Board of Directors in August 2001, attended only one meeting. The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee.

   The Audit Committee reviews Microtune's audited financial statements and accounting practices, and considers and recommends the employment of, and approves the fee arrangements with, independent auditors for both audit functions and for advisory and other consulting services. The current members of the Audit Committee are Messrs. Cash, Clardy, and Lindberg. The audit committee held four meetings during 2001.

   The Compensation Committee reviews and approves the compensation and benefits for Microtune's key executive officers, administers Microtune's employee benefit plans and makes recommendations to the Board of Directors regarding grants of stock options and any other incentive compensation arrangements. The current members of the Compensation Committee are Messrs. Cash and Ciciora. The Compensation Committee held two meetings and acted a number of times by written consent during 2001.

   The Nominating Committee consists of Messrs. Bartek, Cash, and Ciciora.

   The Board of Directors may, from time to time, establish other committees to facilitate the management of the Company or for purposes it may deem appropriate.

   None of Microtune's executive officers serves on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Microtune's Board of Directors or Compensation Committee.

DIRECTOR COMPENSATION

   Non-employee directors are reimbursed for their reasonable travel expenses in attending meetings of Microtune's Board of Directors. Non-employee directors are eligible to receive options under Microtune's 2000 Director Option Plan but receive no cash compensation. Prior to Microtune's initial public offering, its non-employee directors were eligible to receive options under its 1996 Stock Option Plan.

                                PROPOSAL NO. 1

              APPROVAL OF AMENDMENT TO 2000 DIRECTOR OPTION PLAN

   You are being asked to approve an amendment to our 2000 Director Option Plan (the Plan) that will affect the following changes:

      (i) increase the number of shares of our common stock subject to initial option grants under the Plan from 10,000 shares to 15,000 shares; and

      (ii) increase the number of shares of our common stock subject to subsequent option grants under the Plan on and after the date of this Annual Meeting from 5,000 to 7,500.

   The Board of Directors adopted the amendment on January 30, 2002, subject to stockholder approval at this Annual Meeting.

   The Board of Directors believes the amendment is necessary to assure that the option grants to our non-employee board members are comparable to those granted to non-employee board members of comparable companies. We rely solely on equity incentives in the form of stock option grants in order to attract and retain highly qualified individuals to serve on our Board of Directors and believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent since our board members receive no cash compensation.

   The following is a summary of the principal features of the Plan. Any stockholder of Microtune who wishes to obtain a copy of the actual plan document may do so upon written request to us at 2201 Tenth Street, Plano, Texas 75074.

  Share Reserve

   At present, there is a total of 150,000 shares of common stock reserved in the aggregate for issuance over the term of the Plan. On the first day of each fiscal year beginning 2001, the number of shares available for issuance under the Plan will increase equal to the lesser of (i) 75,000 shares, (ii) 1.0% of the outstanding shares on such date, or (iii) an amount determined by the Board. In no event will the increase, together with the proposed increases in the number of shares available under all employee and director stock plans, result in a total number of shares available under all employee and director stock plans equal to or exceeding 30% of the outstanding shares of the Company on the first day of such fiscal year.

   The shares of common stock issuable under the Plan may be drawn from shares of our authorized but uninssued shares of common stock or from shares of common stock reacquired by us, including shares repurchased in the open market.

  Eligibility

   Non-employee board members are eligible to participate in the Plan. As of February 28, 2002, six non-employee board members were eligible to participate in the Plan. Currently, Mr. Bartek, CEO and Chairman, is the only employee board member and, therefore, is not eligible to receive options under the Plan.

  Valuation

   The fair market value per share of common stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on The Nasdaq Stock Market. The closing price of the Company's common stock on The Nasdaq Stock Market on the Record Date of February 28, 2002, was $11.41 per share.

  Grants

   Under the automatic option program, eligible non-employee board members receive a series of option grants over their period of board service. Each non-employee board member will, at the time of his or her initial election or appointment to the board, receive an option grant of 15,000 shares of common stock, provided such individual has not previously been in our employ when elected or appointed to the Board of Directors. This option becomes exercisable 33 1/3% on each anniversary of the date of the grant provided that the optionee continues to serve as a director on each such date. In addition, on the date of each annual stockholders meeting following his or her election or appointment to the board, each non-employee board member will receive an option for 7,500 shares of common stock. These options become exercisable 50% on each anniversary of the grant provided that the optionee continues to serve as a director on each such date.

  Acceleration

   In the event that we are acquired by merger or asset sale, each outstanding option that is not assumed or replaced by the successor corporation will automatically accelerate in full and become immediately exercisable. In addition, even if the successor corporation assumes each outstanding option or substitutes an equivalent option, if any non-employee director's status as a director of Microtune or the successor corporation is terminated for any reason other than a voluntary resignation, each outstanding option under the Plan for that director will immediately vest and become exercisable.

  Stock Awards

   The table below shows the number of shares of common stock subject to option grants under the Plan from April 2000 through December 2001, together with the weighted average exercise price payable per share.

                              OPTION TRANSACTIONS

                                      Number of Shares   Weighted Average
                                         Underlying       Exercise Price
       Name of Non-employee Director Options Granted (#)  Per Share ($)
       ----------------------------- ------------------- ----------------
        Harvey B. Cash..............        5,000             10.29
        James H. Clardy.............        5,000             10.29
        Walter S. Ciciora...........        5,000             10.29
        Jack D. Furst...............       10,000             18.35
        Eric Lindberg...............       10,000             18.35
        Lawrence J. Stuart..........        5,000*            10.29
        Phillippe von Stauffenberg..        5,000*            10.29
        William P. Tai..............        5,000             10.29

--------
*These options terminated upon Mr. von Stauffenberg's and Mr. Stuart's resignation from the board.

  Option Grants

   Options granted under the Plan are non-statutory options which are not intended to qualify for any special tax benefits to the Optionee. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such taxes. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Microtune in which such ordinary income is recognized by the optionee.

  New Plan Benefits

   Upon stockholder approval of this Proposal, on the date of our annual meeting, Messrs. Cash, Clardy, Ciciora, Lindberg, and Tai will each receive an option grant for 7,500 shares of common stock at an exercise price equal to the fair market value per share of the common stock on that date.

  Stockholder Approval

   The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then under the Plan the number of shares subject to initial grants will remain unchanged at 10,000 and the number of shares subject to subsequent grants will remain at 5,000. The Plan will continue in effect, and option grants may continue to be made under the Plan until all shares available for issuance under the Plan have been issued pursuant to such option grants.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTOR DEEMS PROPOSAL NO.1 TO BE IN THE BEST INTERESTS OF MICROTUNE AND OUR STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ended December 31, 2001 and has appointed Ernst & Young LLP to serve in the same capacity for the year ending December 31, 2002. The Board of Directors is asking the stockholders to ratify this appointment. Ernst & Young has audited the Company's financial statements since 1996. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes such change would be in Microtune's and its stockholders' best interest.

   Fees billed to the Company by Ernst & Young LLP during the year ended December 31, 2001:

   Audit Fees: During the year ended December 31, 2001, Ernst & Young LLP billed $189,000 for audit of our annual financial statements and for review of the financial statements included in our quarterly reports on Form 10-Q and other SEC filings during 2001.

   Financial Information Systems Design and Implementation Fees: We did not engage Ernst &Young LLP to provide us with advice regarding financial information systems design and implementation during the year ended December 31, 2001.

   All other fees: During the year ended December 31, 2001, for all other non-audit services Ernst & Young LLP billed us $409,000, including tax related services of $171,000 and audit related fees of $238,000 including services in connection with the filings of a shelf registration statement and related prospectus supplement and acquisition related services.

   The Audit Committee, as stated in its Audit Committee Report included elsewhere in this proxy statement, has considered whether the provision of the services described in the preceding paragraphs is compatible with maintaining the independence of Ernst & Young LLP.

   Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2 RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

                               OTHER INFORMATION

EXECUTIVE OFFICERS

   The following table sets forth certain information with respect to the executive officers of Microtune as of February 28, 2002.

Name                   Age Position
----                   --- --------
Douglas J. Bartek      52  Chief Executive Officer and Chairman
William L. Housley     46  President and Chief Operating Officer
Hock Law               51  Exec. Vice President, Wireless Connectivity Business Unit
Leon K. Humble         63  Exec. Vice President,Worldwide Operations
Everett (Buddy) Rogers 45  Chief Financial Officer and Vice President of Finance and
                           Administration
Albert H. Taddiken     38  Chief Technical Officer and Vice President, Broadband Business Unit
Nancy A. Richardson    42  General Counsel, Secretary, and Vice President

--------
Biographical information concerning Mr. Bartek is set forth under "Board of Directors".

   William L. Housley was named President in December 2001 and Chief Operating Officer in August 2001 after joining us in April 2001. Mr. Housley was President of the Optical Storage Group for Oak Technology from April 1999 to January 2001. Prior to that, Mr. Housley was Director of Operations, Imaging and Storage Division of Motorola Semiconductor Products Sector from February 1997 to April 1999. Mr. Housley holds a B.S. degree from Northeastern State University in Tahlequah, OK.

   Hock Law was named Executive Vice President, Wireless Connectivity Business Unit in December 2001. Mr. Law previously served as CEO and Chairman of Transilica Inc. from August 1999 to November 2001. From October 1996 through July 1999, Mr. Law was an Executive Vice President for Uniden, Inc. Mr. Law holds a B.Sc. in electronic engineering from Hull University in England and a M.Sc. in system science from City University in England.

   Leon K. Humble was named Executive Vice President, Worldwide Operations in December 2001 after serving as Senior Vice President of Manufacturing since December 2000. Mr. Humble was Vice President, General Manager of MOS Power Products Division for ON Semiconductor from September 1997 through August 2000. Prior to that, Mr. Humble served as Vice President, General Manager of Flat Panel Display division of Cirrus Logic Inc. from May 1995 to April 1997. Mr. Humble holds a B.S. in electrical engineering and an M.B.A. from Arizona State University.

   Everett (Buddy) Rogers was named Chief Financial Officer in January 2000 after joining us in January 1998 as Vice President of Finance and Administration, a role he continues. From January 1997 to January 1998, Mr. Rogers was Director of Finance of Cypress Semiconductor, Inc., a semiconductor company. From October 1993 to December 1996, Mr. Rogers was Division Controller of Crystal Semiconductor, Inc., a semiconductor company. Mr. Rogers holds a B.S. in business administration from Kentucky Wesleyan College and an M.B.A. in international marketing from Huron University, London, England.

   Albert H. Taddiken was named Chief Technical Officer and Vice President, Broadband Business Unit in December 2001 after serving as our Chief Technical Officer since September 2001 and Vice President, IC Engineering since May 1998. Mr. Taddiken had previously served as our Director, IC Engineering since May 1998 and Director, RFIC Development since November 1996. Mr. Taddiken began his career at Texas Instruments. Mr. Taddiken holds a B.S. in electrical engineering from Massachusetts Institute of Technology.

   Nancy A. Richardson was named General Counsel, Secretary, and Vice President upon joining us in April 2001. Ms. Richardson was General Counsel and Secretary for Concero Inc., a software consulting company, from May 1997 to April 2001, last serving there as Senior Vice President. Ms. Richardson began her career with Ernst & Young LLP. Ms. Richardson holds a J.D. and an M.B.A. from the University of Texas and a B.A. in accountancy from St. Edward's University as well as a CPA license.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth the beneficial ownership of Microtune's common stock as of the Record Date by:

    . each person who is known by Microtune to beneficially own more than 5% of Microtune's common stock;

    . the Chief Executive Officer and each of the next four most highly compensated executive officers during 2001;

    .  each director of Microtune; and

    . all of the current executive officers and directors of Microtune as a group.

   Percentage of ownership is based on 53,092,277 shares outstanding as of the Record Date. Beneficial ownership is calculated based on the requirements of the Securities and Exchange Commission. All shares of the common stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed to be outstanding for the purpose of computing the percentage of ownership of the person holding the options, but are not deemed to be outstanding for computing the percentage of ownership of any other person. Unless otherwise indicated below, each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Unless otherwise indicated, the address for each stockholder listed in the following table is c/o Microtune, Inc., 2201 10th Street, Plano, Texas 75074.

                                                        Number of Percentage of Shares
Name and Address                                         Shares    Beneficially Owned
----------------                                        --------- --------------------
Morgan Stanley Dean Witter & Co.(1).................... 3,039,192          5.7%
1585 Broadway
New York, NY 10035
Janus Capital Corporation(2)........................... 2,810,210          5.3%
c/o Thomas H. Bailey
100 Fillmore Street
Denver, CO 80206-4923
Institutional Venture Partners VII(3).................. 2,778,668          5.2%
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025
Douglas J. Bartek(4)................................... 2,909,897          5.5%
James A. Fontaine(5)...................................   421,496            *
Everett "Buddy" Rogers(6)..............................   113,628            *
John P. Norsworthy.....................................   406,000            *
Albert H. Taddiken(7)..................................   132,812            *
Harvey B. (Berry) Cash(8)..............................    72,500            *
Walter S. Ciciora(9)...................................    82,500            *
James H. Clardy(10)....................................    70,500            *
Eric Lindberg..........................................       262            *
Jack D. Furst..........................................    35,880            *
William P. Tai(11)..................................... 2,735,788          5.2%
All directors and current executive officers as a group
  (13 Persons)......................................... 6,734,309         12.6%

--------
 * Less than 1% of the outstanding shares of common stock.
 (1) Based upon a Schedule 13G dated February 13, 2002 filed with the
     Securities and Exchange Commission   by Morgan Stanley Dean Witter and Co.
     The 13G states that Morgan Stanley Dean Witter and Co. has   shared voting
     power as to 2,347,402 shares and shared dispositive power as to 3,039,192 shares.
 (2) Based upon a Schedule 13G filed on February 12, 2002 by Janus Capital
     Corporation ("Janus Capital").   Janus Capital and Thomas H. Bailey filed
     a Schedule 13G on February 12, 2002, indicating that Janus   Capital and
     Thomas H. Bailey have sole voting power and sole dispositive power with
     respect to   2,810,210 shares.
 (3) Includes 94,773 shares held by Institutional Venture Management VII,
     2,597,061 shares held by   Institutional Venture Partners VII and 86,834
     shares held by IVP Founders Fund I, L.P.
 (4) Includes 2,198,700 shares of common stock outstanding held by Bartek
     Investments-1, Ltd., of which   Mr. Bartek is the general partner, 420,700
     shares for options which are immediately exercisable, and   92,699 shares
     for options which are exercisable within 60 days.
 (5) Includes 248,780 shares of common stock outstanding held by Fontaine
     Family Limited Partnership, of   which Mr. Fontaine is the general
     partner. Of these shares, 50,001 are unvested and subject to   repurchase
     by Microtune upon the termination of Mr. Fontaine's employment with
     Microtune. Also   includes 156,049 shares for options which are
     immediately exercisable and 16,666 shares for options   which are
     exercisable within 60 days.
 (6) Includes 56,424 shares for options which are immediately exercisable and
     20,300 shares for options   which become exercisable within 60 days.
 (7) Includes 50,168 shares held by Taddiken Investments, Ltd. Of which Mr.
     Taddiken is the general partner,   80,417 shares for options which are
     immediately exercisable, and 2,083 shares for options which   become
     exercisable within 60 days.
 (8) Includes 2,500 shares for options which become exercisable within 60 days.
 (9) Includes 2,500 shares for options which become exercisable within 60 days.
(10) Includes 25,000 shares of common stock held by trusts, of which Mr. Clardy
     acts as co-trustee, for the   benefit of Mr. Clardy's children, none of
     whom are dependents of Mr. Clardy. Also includes 2,500   shares for
     options which become exercisable within 60 days.
(11) Includes 94,773 shares held by Institutional Venture Management VII and
     2,597,061 shares held by   Institutional Venture Partners VII. Mr. Tai is
     a general partner of each of these partnerships, shares   voting and
     dispositive power with respect to the shares held by each of these
     entities and disclaims   beneficial ownership of the shares held by these
     entities, except to the extent of his pecuniary interest.   Also includes
     2,500 shares for options which become exercisable within 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During 2001, Microtune has not been a party to, and it has no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class of Microtune voting stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than as described under Management and the transactions described below.

   Microtune believes that all transactions between it and its officers, directors, principal stockholders and other affiliates have been and will be on terms no less favorable to Microtune than could be obtained from unaffiliated third parties.

   On April 25, 2001, William L. Housley, President and Chief Operating Officer, issued a promissory note to Microtune in the principal amount of $105,000. The note bears interest at 4.86% and is due and payable on April 25, 2003. The total amount of principal and $3,402 of interest on the note was outstanding as of December 31, 2001. On January 31, 2002, this note was cancelled and a new note was issued to Microtune by Mr. Housley as described below.

   On January 31, 2002, William L. Housley, President and Chief Operating Officer, issued a promissory note to Microtune in the principal amount of $232,200 in connection with the exercise of stock options and the cancellation of the note described above. The note bears interest at 2.73% and is due and payable on October 31, 2002.

   On January 31, 2002, Nancy A. Richardson, General Counsel and Secretary, issued a promissory note to Microtune in the principal amount of $75,000 in connection with the exercise of stock options. The note bears interest at 2.73% and is due and payable on October 31, 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section16(a) of the Securities and Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and with The Nasdaq Stock Market. Such officers, directors and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on Microtune's review of copies of Forms 3, 4, 5 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e), Microtune believes that, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to Microtune's officers, directors and 10% stockholders were met.

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

   The table below sets forth the compensation earned for services rendered to Microtune in all capacities for the years ended December 31, 1999, 2000, and 2001, by Microtune's Chief Executive Officer and its next four most highly compensated executive officers who earned more than $100,000 during 2001. These executives are referred to as the named executive officers elsewhere in this proxy statement.

                                                                        Long-Term
                                                                   Compensation Awards
                                                                  ---------------------
                                              Annual Compensation
                                       Fiscal ------------------- Securities Underlying    All Other
     Name and Principal Position        Year    Salary      Bonus      Options(#)       Compensation(1)
     ---------------------------       ------  --------     ----- --------------------- ---------------
Douglas J. Bartek.....................  2001  $178,374       $0           231,200            $652
  Chief Executive Officer and Chairman  2000   165,122        0         1,000,000             647
                                        1999   149,551        0           350,000             319
James A. Fontaine.....................  2001  $160,008       $0            81,000(4)         $ 52
  Chief Strategy Officer(2)             2000   157,506        0           500,000             256
                                        1999   150,000        0           300,000             199
Everett "Buddy" Rogers................  2001  $150,000       $0            67,300            $  0
  Chief Financial Officer               2000   139,485        0           200,000               0
                                        1999    98,755        0            28,800               0
John P. Norsworthy (3)................  2001  $130,487       $0                 0            $  0
  Chief Technical Officer               2000   157,506        0                 0              92
                                        1999   150,000        0           100,000             193
Albert H. Taddiken . . . . . .........  2001  $127,420       $0            86,500            $  0
  Chief Technology Officer and Vice     2000   121,266        0            40,000               0
  President Broadband Business Unit     1999   110,616        0           150,000               0

--------
   (1) These amounts consist solely of reimbursement for life insurance premiums paid by Microtune.
   (2) Mr. Fontaine ceased being an executive officer in December 2001 when he became Chief Strategy Officer.
   (3) Mr. Norsworthy retired from Microtune in September 2001.
   (4) 50,000 of these options have been cancelled by mutual agreement between Microtune and Mr. Fontaine.

                     OPTION GRANTS DURING LAST FISCAL YEAR

   The following table sets forth certain information with respect to stock options granted to each of the named executive officers during the year ended December 31, 2001, including the potential realizable value over the ten-year term of the options, based on assumed, annually compounded rates of stock value appreciation. The assumed 5% and 10% annual rates of stock price appreciation from the date of grant to the end of the option term are provided in accordance with rules of the Securities and Exchange Commission and do not represent Microtune's estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of Microtune common stock, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any actual appreciation in the price of the common stock from the date of grant to the present.

   During 2001, Microtune granted options to purchase up to an aggregate of 2,435,950 shares to employees and directors. All options were granted at exercise prices equal to the fair market value of Microtune common stock as determined by the Company's Board of Directors on the date of grant. All options have a term of ten years. Optionees may pay the exercise price by cash, check or delivery of already-owned shares of Microtune common stock. Options generally vest over five years, with 20% of the shares vesting one year after the option vesting start date and the remaining option shares vesting ratably on a monthly basis over the succeeding 48 months, unless otherwise stated below.

                                             Individual Grants

                                     Percent of
                                        Total
                          Number of    Options                       Potential Realizable Value at Assumed
                          Securities Granted to                     Annual Rates of Stock Price Appreciation
                          Underlying  Employees                                 for Option Term
                           Options     In Last   Exercise           ----------------------------------------
          Name             Granted   Fiscal Year Price (1)   Date           5%                  10%
          ----            ---------- ----------- --------- --------      --------            ----------
Douglas J. Bartek (1)....  100,000      4.11%     $ 7.75   03/06/11      $487,393            $1,310,442
 (2)                        56,000      2.30        7.75   03/06/11       273,915               694,155
 (3)                        75,000      3.08       10.21   10/01/11       481,576             1,220,408
James A. Fontaine(4)        50,000      2.05        7.75   03/06/11       243,695               617,575
 (5)                        31,000      1.27        7.75   03/06/11       151,092               382,897
Everett "Buddy" Rogers(6)   35,000      1.44        7.75   03/06/11       170,588               432,302
 (7)                        20,300      0.83        7.75   03/06/11        98,941               250,735
 (8)                        12,000      0.49       10.21   10/01/11        77,053               195,265
John P. Norsworthy(9)....   25,000      1.03        7.75   03/06/11       121,848               308,787
 (9)                         6,700      0.28        7.75   03/06/11        32,655                82,755
Albert H. Taddiken (10)..   50,000      2.05        7.75   03/06/11       243,697               617,575
 (11)                       12,500      1.03        7.75   03/06/11        60,924               154,394
 (12)                       24,000      0.99       10.21   10/01/11       154,105               390,531

--------
(1) This option vests 1/12th each month beginning February 1, 2005.
(2) This option vests  1/12th each month beginning April 6, 2001.
(3) This option vests  1/12th each month beginning May 1, 2002.
(4) This option grant has been cancelled by mutual agreement between Microtune and Mr. Fontaine.
(5) This option vests  1/12th each month beginning April 6, 2001.
(6) This option vests  1/12th each month beginning February 1, 2005.
(7) This option vests  1/12th each month beginning April 6, 2001.
(8) This option vests  1/12th each month beginning July 1, 2002.
(9) This option grant terminated upon Mr. Norsworthy's retirement.
(10) This option vests  1/12th each month beginning November 1, 2005.
(11) This option vests  1/12th each month beginning April 6, 2001.
(12) This option vests  1/24th each month beginning May 1, 2002.

Aggregate Option Exercises During the Last Fiscal Year and Fiscal Year-End Option Values

   The following table sets forth information with respect to the named executive officers concerning the exercisable and unexercisable options held by them as of December 31, 2001. The Value Realized is based on the fair market value of Microtune common stock as quoted on The Nasdaq Stock Market on the trading day immediately prior to the date of exercise, less the per share exercise price, multiplied by the number of shares issued. The Value of Unexercised In-the-Money Options at Fiscal Year End is based on the closing price of $23.46 per share of Microtune common stock as quoted as on the Nasdaq Stock Market on December 31, 2001 (the last day of trading of 2001), less the per share exercise price, multiplied by the number of shares issuable upon exercise of the options.

                                                  Number of Securities      Value of Unexercised
                                                 Underlying Unexercised    In-the-Money Options at
                          Shares               Options at Fiscal Year-End      Fiscal Year-End
                       Acquired on    Value    -------------------------- -------------------------
         Name          Exercise (#)  Realized  Exercisable  Unexercisable Exercisable Unexercisable
         ----          ------------ ---------- -----------  ------------- ----------- -------------
Douglas J. Bartek.....    26,086    $  229,883   494,713      1,010,401   $10,934,207  $21,340,892
James A. Fontaine.....   119,000     1,193,403   199,049        290,951     4,370,936    6,536,089
Everett "Buddy" Rogers    75,625     1,310,864    99,375        197,350     2,155,332    4,067,407
John P. Norsworthy....    52,234       883,469         0              0             0            0
Albert H. Taddiken....   115,168     1,652,540    78,334        268,166     1,759,127    5,497,598

CHANGE OF CONTROL ARRANGEMENTS/EMPLOYMENT AGREEMENTS

   Shares subject to options granted under Microtune's 1996 Stock Option Plan and 2000 Stock Option Plan generally vest over five years, with 20% of the shares vesting after one year and the remaining shares vesting in monthly installments over the next 48 months. In addition, the option agreements for some of the key employees provide for variations in the standard vesting and for accelerated vesting of a portion of the employees' unvested option shares if the employee is terminated without cause by the surviving corporation following a change of control. A change of control is defined in the respective employee's option agreement, but typically is defined to mean the sale of all or substantially all of Microtune's assets, or the acquisition of Microtune by another entity by means of consolidation or merger pursuant to which Microtune's stockholders immediately prior to such transaction shall hold less than 50% of the voting power of the surviving corporation.

   Agreement with Douglas J. Bartek.

   On March 23, 2000, Microtune entered into an employment agreement with Douglas J. Bartek, Chief Executive Officer and Chairman of the Board of Directors. This agreement provides for an initial term of three years and an initial base annual salary of $150,000. In addition, Mr. Bartek is entitled to participate in employee benefit plans for which other senior executives are generally eligible. Mr. Bartek is eligible for an annual discretionary bonus as determined by Microtune's Board of Directors. No bonus has been paid under the agreement.

   Under the terms of the employment agreement, Mr. Bartek may not terminate his employment prior to March 23, 2003, except for reasons enumerated in the agreement, including:

  . a reduction in his compensation or benefits that is not part of a generally applicable reduction for all executives;

  .  a material demotion in his responsibilities or duties;

  . a relocation of his workplace to a place more than 50 miles from Dallas, Texas; or

  .  a material breach of the agreement by Microtune.

   Microtune may terminate Mr. Bartek's employment at any time with 30 days notice, but if Microtune terminates his employment without cause, or if there is constructive termination, he is entitled to receive his base annual salary for an additional 12 months plus the highest bonus paid to him in the three years prior to his termination. No bonus has been paid under this agreement. He is also entitled to receive any and all employee benefits for two years from the date of termination. In addition, any stock options and stock subject to repurchase rights held by him that would have vested during the 12-month salary continuation period will fully vest upon termination.

   If Mr. Bartek's employment is terminated within two years of the date that Microtune experiences a change in control, as defined in the agreement, he shall be entitled to receive a lump sum severance payment equal to two times the sum of his base annual compensation plus the highest bonus paid to him in the three years prior to the change in control. All unvested stock options will immediately vest upon his termination, and he will continue to receive any and all employee benefits for 24 months. Mr. Bartek has agreed not to compete with Microtune and not to solicit Microtune customers or employees for a period of three years from the date of the termination of his employment.

   Agreement with James A. Fontaine.

   James A. Fontaine entered into an employment agreement with Microtune on August 1, 1998. Mr. Fontaine's initial base annual salary was set at a rate of $150,000, and he is eligible for an annual discretionary bonus as determined by Microtune's Board of Directors. In addition, Mr. Fontaine agreed not to compete with Microtune for 12 months following the termination of his employment, and not to solicit Microtune customers or employees for 24 months following the termination of his employment, with limited exceptions.

   Agreement with Hock Law.

   Hock Law entered into an employment agreement with Microtune on November 28, 2001. Mr. Law agreed not to compete with Microtune for 1 year following the termination of his employment, and not to solicit Microtune customers or employees for 1 year following the termination of his employment.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee (the Compensation Committee) is composed of Harvey B. (Berry) Cash and Walter S. Ciciora, each of whom is a non-employee director. The Compensation Committee sets, reviews and administers the Company's executive compensation program. The role of the Compensation Committee is to establish and recommend salaries and other compensation paid to executive officers of the Company and to administer the Company's stock plans. The Compensation Committee approves all stock option grants to executive officers, all executive officer base salaries and any cash bonus payments to executive officers, and reviews all stock option grants to employees.

   The Company's executive pay programs are designed to attract, retain, and motivate executives who will contribute to the Company's long-term success, to mesh executive and stockholder interest through stock option based plans and to provide a compensation package that recognizes individual contributions and Company performance. A meaningful portion of each executive's total compensation is intended to be variable, and to relate to and be contingent upon, Company performance.

   At this time in the Company's growth, the Compensation Committee has determined that the most effective means of compensation are base salaries and long-term incentives through the Company's stock plans.

BASE SALARY

   The base salaries of executive officers, including the Company's Chief Executive Officer, are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in high growth, technology-based companies of reasonably similar size. The Compensation Committee reviews executive salaries annually and recommends to the Board of Directors salary adjustments as appropriate to reflect changes in the market conditions and individual performance and responsibility. All salary changes for executive officers are submitted for approval by the entire Board of Directors, although the Compensation Committee may grant options to such officers without Board approval.

BONUS

   The Company does not have an officer bonus program. Bonuses awarded to executive officers are determined based on achievement of individual and Company performance goals. No cash bonuses were awarded to executive officers in 2001.

STOCK OPTIONS

   Under the Company's 2000 Stock Plan, stock options may be granted to executive officers and other employees of the Company. Upon joining the Company, an individual's initial option grant is based on the individual's responsibilities and position. The sizes of stock option awards are based primarily on an individual's performance and responsibilities. Due in part to the competitive environment of the technology industry, the Compensation Committee believes stock option grants are an effective method of incenting executives to take a longer-term view of the Company's performance and to ensure that the executives' and the stockholders' interests are aligned.

OTHER

   Other elements of executive compensation include Company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company did not match contributions in the 401(k) Plan in 2001.

   The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, unless such compensation is performance-based. Since the cash compensation of each of the executive officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Company's 2000 Stock Plan will meet the requirements of being performance-based, the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                            Harvey B. (Berry) Cash
                               Walter S. Ciciora

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   In March 2000, the Board of Directors established the Audit Committee (the Audit Committee). The Audit Committee is composed of Harvey B. (Berry) Cash, James H. Clardy and Eric Lindberg, each of whom is a non-employee director. The Audit Committee oversees Microtune's financial reporting process on behalf of the Board of Directors, pursuant to its Charter.

   Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2001 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

   The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures received by the Committee from the independent auditors required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

   The Audit Committee discussed with Microtune's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of Microtune's financial reporting.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company's independent auditors for 2002.

   Microtune believes that each of the members of the Audit Committee is an independent director, as defined in the rules regarding audit committees promulgated by the National Association of Securities Dealers, Inc. (the NASD), except as discussed below. Eric Lindberg is currently an associate at Hicks, Muse, Tate & Furst, Incorporated, a private investment firm (HMTF) which holds 4.8% of the outstanding stock of Microtune, and has two representatives on the Company's Board of Directors. Accordingly, it is possible that Mr. Lindberg would not be deemed to be independent under the rules of the NASD. Microtune believes that Mr. Lindberg's service on the Audit Committee is in the best interests of the Company and its stockholders due in part to Mr. Lindberg's unique knowledge in financial matters gained through his association with HMTF. In addition, as an associate of a stockholder of Microtune, his interests in ensuring that the financial statements are accurate and the internal controls of the Company are adequate to detect fraud, errors or omissions in the financial reporting activities of the Company are strongly aligned with those of the other stockholders of the Company.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                            Harvey B. (Berry) Cash
                                James H. Clardy
                                 Eric Lindberg

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's common stock (August 4, 2000) through December 31, 2001, with the NASDAQ Composite Index and the Philadelphia Semiconductor Index. The graph assumes that $100 was invested in the Company's common stock (at the initial public offering price of $16.00 per share), and in the above indices on August 4, 2000. Note that historic stock price performance is not necessarily indicative of future stock price performance.

   Comparison of Cumulative Total Return Among Microtune, Inc., Nasdaq Composite Index and Philadelphia Semiconductor Index

                                    [CHART]

               Microtune Inc    Nasdaq US       Phila Semiconductor

Aug 200         100             100             100
2000            103.52          65.15           62.62
2001            146.63          51.7            56.77



                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Barbara Ureste at Microtune, Inc., 2201 10th Street, Plano, Texas 75074. The telephone number at that location is
(972) 673-1600. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all such requests by April 12, 2002.

   It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope that has been enclosed, at your earliest convenience.

                          FOR THE BOARD OF DIRECTORS

                               Douglas J. Bartek
                            Chief Executive Officer
                           and Chairman of the Board

DATED: MARCH 18, 2002

--------------------------------------------------------------------------------
Proxy - Microtune, Inc.
--------------------------------------------------------------------------------

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MICROTUNE, INC. ("MICROTUNE")

The undersigned hereby appoints Douglas J. Bartek and Everett (Buddy) Rogers, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of Microtune's common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Microtune to be held at the Plano Station, 1012 16th Street, Suite 105, Plano, Texas 75086, on Thursday, April 17, 2002, at 4:00 p.m. local time, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present, upon and in respect of the following proposals and in accordance with the following instructions. The proposals referred to herein are described in detail in the accompanying proxy statement.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SPECIFIED ON THE REVERSE SIDE. IF A SPECIFIC DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                  (Continued and to be signed on reverse side)

                                                    CONTROL NUMBER


Microtune, Inc.




                                                    Holder Account Number



Use a black pen.
      -----
Print in CAPITAL                                [ ] Mark this box with an X if
letters inside the                                  you have made changes to
grey areas as shown                                 your name or address details
in this example.    [A][B][C] [1][2][3] [X]         above.

--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------

A  Proposals

The Board of Directors recommends a vote FOR the following proposals.

                                                 For   Against   Abstain
1. To approve an amendment to 2000 Director
   Option Plan.                                  [ ]     [ ]       [ ]

2. To vote for the ratification of Ernst &
   Young LLP as independent auditors.            [ ]     [ ]       [ ]


B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give the full corporate name and have a duly authorized officer sign stating such officers' title. If the signer is a partnership, please sign the partnership name by an authorized person.

Signature 1                  Signature 2                Date (dd/mm/yyyy)

-----------------------      ---------------------     -------------------------

A429                         1 U P X                                      007P4B